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     As filed with the Securities and Exchange Commission on October 8, 2003

                                                      Registration No. 333-60590

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  Post Effective Amendment Number 1 to Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               PRACTICEWORKS, INC.
             (exact name of registrant as specified in its charter)

                      DELAWARE                      52-2259090
           (State or other jurisdiction          (I.R.S. Employer
         of incorporation or organization)      Identification No.)

               1765 The Exchange, Suite 200, Atlanta Georgia 14604 (Address of Principal Executive Offices) (Zip Code)

                 PRACTICEWORKS, INC. 401(K) PROFIT SHARING PLAN
                            (Full title of the Plan)

                           Kenneth K. Doolittle, Esq.
                                    Secretary
                               PracticeWorks, Inc.
                          1765 The Exchange, Suite 200
                             Atlanta, Georgia 30339
                                 (770) 850-5011
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                           Deborah McLean Quinn, Esq.
                                Nixon Peabody LLP
                               1300 Clinton Square
                            Rochester, New York 14604
                                 (585) 263-1307

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                                     - 2 -


                                Explanatory Note

     This post effective amendment No. 1 deregisters 325,494 shares of common stock of PracticeWorks, Inc. (the "Company") issuable pursuant to the Company's 401(K) Profit Sharing Plan (the "Plan").

     On May 10, 2001 the Company filed a registration statement on Form S-8 (No. 333-60590) relating to the registration of 500,000 shares of the Company's common stock issuable pursuant to the Plan. Effective October 7, 2003, Peach Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Eastman Kodak Company ("Kodak") was merged with and into the Company. As a result of the merger, the Company became a wholly owned subsidiary of Kodak. Pursuant to the merger, all shares purchased pursuant to the Plan were converted into the right to receive $21.50 per share. No additional shares of Company common stock will be offered for sale or issued under the Plan.


























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                                     - 3 -


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Post Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 8th day of October, 2003.

                                      PRACTICEWORKS, INC.


                                      By:  /s/ Daniel I. Kerpelman
                                          ----------------------------
                                          Daniel I. Kerpelman
                                          President




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Daniel I. Kerpelman        Director and President            October 8, 2003
---------------------------    (Principal Executive Officer)
Daniel I. Kerpelman




/s/ William G. Love            Treasurer (Principal Financial    October 8, 2003
---------------------------    and Accounting Officer)
William G. Love